Exhibit 1.2

UNITED STATES CELLULAR CORPORATION

(a Delaware corporation)

Debt Securities

TERMS AGREEMENT

December 1, 2014

To:          United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631

Ladies and Gentlemen:

We understand that United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $275,000,000 aggregate principal amount of  its 7.25% Senior Notes due 2063 (the “Securities”) (such senior debt securities also being hereinafter referred to as the “Initial Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Initial Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased.

Underwriters	Principal Amount of Initial Underwritten Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........................................................................................................	$47,850,000
Morgan Stanley & Co. LLC..................................................................................................	$47,850,000
RBC Capital Markets, LLC...................................................................................................	$47,850,000
UBS Securities LLC.................................................................................................................	$47,850,000
Wells Fargo Securities, LLC...................................................................................................	$47,850,000
Citigroup Global Markets Inc................................................................................................	$13,750,000
BNY Mellon Capital Markets, LLC.....................................................................................	$5,500,000
Comerica Securities, Inc.........................................................................................................	$5,500,000
TD Securities (USA) LLC.......................................................................................................	$5,500,000
U.S. Bancorp Investments, Inc.............................................................................................	$5,500,000

Total...........................................................................................................................................	$275,000,000

The Underwritten Securities shall have the following terms:

Debt Securities

Title:	7.25% Senior Notes due 2063
Rank:	Senior unsecured obligations of the Company
Aggregate principal amount of Initial Underwritten Securities:	$275,000,000
Option Underwritten Securities:	$41,250,000
Denominations:	$25 and integral multiples of $25 in excess thereof
Currency of payment:	U.S. Dollars
Interest rate:	7.25% per annum
Interest payment dates:	March 1, June 1, September 1 and December 1, commencing March 1, 2015
Regular record dates:	The first business day preceding the respective interest payment date
Stated maturity date:	December 1, 2063
Redemption provisions:

The Notes may be redeemed, in whole or in part, at the Company’s option at any time on and after December 8, 2019 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date

Sinking fund requirements:	None
Conversion provisions:	None
Listing requirements:	NYSE within 30 days of settlement date
CUSIP / ISIN:	911684 504/US9116845044
Price to Public:	$25 per Note; 100% of the principal amount, plus accrued interest, if any, from December 8, 2014
Purchase price:	$24.2125 per Note; 99.9685% of principal amount, plus accrued interest, if any, from December 8, 2014
Form:	Book-entry only
Other terms and conditions:	None
Initial Sale Time:	4:00 P.M., New York City time, on December 1, 2014
Free writing prospectus included in Disclosure Package (See Section 1(a)(2)):	Free writing prospectus, dated December 1, 2014
Electronic road show or other written communications included in Company Additional Written Communication (See Section 1(a)(6)):	None
Restriction on Sale of Securities:	December 1, 2014 and continuing to and including 30 days thereafter, except with prior written consent from the Representatives
Closing date and location:	December 8, 2014 at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603

All of the provisions contained in the document attached as Annex I hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on  December 1, 2014, and the document attached as Annex II hereto entitled “UNITED STATES CELLULAR CORPORATION  — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

Please accept this offer no later than 4:00 o’clock P.M. (New York City time) on  December 1, 2014 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very Truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

MORGAN STANLEY & CO, LLC
RBC CAPITAL MARKETS, LLC
UBS SECURITIES LLC

As Representatives of the Several

Underwriters Referred to Below

BY:	WELLS FARGO SECURTIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Acting on behalf of itself and the other named Underwriters.

Accepted:

UNITED STATES CELLULAR CORPORATION

By	/s/ LeRoy T. Carlson, Jr.
Name: LeRoy T. Carlson, Jr.
Title: Chairman

By	/s/ Steven T. Campbell
Name: Steven T. Campbell
Title: Executive Vice President – Finance,
Chief Financial Officer and Treasurer

[Signature Page to the Terms Agreement]

Annex I to Terms Agreement

Form of Pricing Term Sheet

Free Writing Prospectus (To Prospectus dated December 1, 2014 and Preliminary Prospectus Supplement Dated December 1, 2014)

United States Cellular Corporation

7.25% Senior Notes due 2063

Pricing Term Sheet

Issuer:	United States Cellular Corporation
Security:	7.25% Senior Notes due 2063
Principal Amount:	$275,000,000
Over-Allotment Option:	$41,250,000
Denominations:	$25 and integral multiples of $25 in excess thereof
Trade Date:	December 1, 2014
Settlement Date:	December 8, 2014 (T+5)
Maturity Date:	December 1, 2063
Coupon:	7.25%
Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing March 1, 2015
Price to Public:	$25 per note
Optional Redemption:

The Issuer may redeem the Notes, in whole or in part, at any time on and after December 8, 2019 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

Listing:

The Issuer intends to list the Notes on the New York Stock Exchange under the symbol “UZB” and expects trading in the Notes on the New York Stock Exchange to begin within 30 days after the Settlement Date.

CUSIP/ISIN:
911684 504/US9116845044

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC
Lead Manager:
Citigroup Global Markets Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC Comerica Securities, Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mail dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or RBC Capital Markets, LLC toll-free at 1-866-375-6829; or UBS Securities LLC toll-free at 1-877-827-6444, extension 561 3884; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or e-mail wfscustomerservice@wellsfargo.com.

Annex II to Terms Agreement

UNITED STATES CELLULAR CORPORATION

Underwriting Agreement

[see attached]